Exhibit 3.02

                                   CORRECTED
                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  E-LOAN, INC.


     E-Loan, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     1.   The name of the corporation is E-Loan, Inc.

     2. A Certificate of Amendment of Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on June 15, 2000, and said Certificate requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

     3. The inaccuracy or defect of said Certificate to be corrected is as follows: the clause "the first paragraph of" should be added before the first reference to ARTICLE IV contained Section FIRST of the Certificate, and the clause "first paragraph of" should be added before the second reference to
ARTICLE IV contained Section FIRST of the Certificate .

     4.   The Certificate is corrected to read in its entirety as follows:

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  E-LOAN, INC.

     E-Loan, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY:

     FIRST: That by Unanimous Written Consent of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Corporation's Restated Certificate of Incorporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendment are as follows:

          RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing the first paragraph of Article IV thereof so that, as amended said first paragraph of Article IV shall be and read as follows:

                                                                    Exhibit 3.02

          "The corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the corporation is authorized to issue is 155,000,000 shares. The number of shares of Common Stock authorized is 150,000,000. The number of shares of Preferred Stock authorized is 5,000,000."

     FURTHER RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing Article XI thereof so that, as amended said Article XI shall be and read as follows:

          "The affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the then outstanding voting securities of the corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Article IX, Article X or
          Article XII of this Restated  Certificate of Incorporation or Sections
          2.3 (Special Meeting), 2.4 (Notice of Stockholders' Meeting), 2.5 (Advanced Notice of Stockholder Nominees and Stockholder Business), or
          2.10 (Voting)."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, at the Corporation's annual meeting of the stockholders, which was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


     IN WITNESS WHEREOF, E-Loan, Inc. has caused this Corrected Certificate of Amendment of Restated Certificate of Incorporation to be executed by Joseph Kennedy, its authorized officer, on this 15th day of February, 2001.



                                              /s/ Joseph J. Kennedy
                                              ----------------------------------
                                              Joseph Kennedy, President